                                                               Exhibit (10)(o)

                            THE LUBRIZOL CORPORATION
                         INTERNATIONAL RETIREMENT PLAN
                                  (As Amended)

         The Lubrizol Corporation International Retirement Plan (hereinafter referred to as the "Plan") shall provide retirement benefits to certain employees of The Lubrizol Corporation and its affiliates (hereinafter referred to as the "Corporation") who work outside their home country, in accordance with the provisions hereinafter set forth.

         Section 1. DEFINITIONS. For Plan purposes, each of the following words and phrases shall have the meanings set forth in this Section 1 unless a different meaning is clearly required by the context:

         a. The term "BENEFICIARY" shall mean a person who is designated by a Participant to receive benefits payable upon his death pursuant to the provisions of Section 5 or 6.

         b. The term "CREDITED SERVICE" shall mean a Participant's years of service with the Corporation equal to the number of full and fractional years of service (to the nearest twelfth of a year) beginning on the date the Participant first performed an hour of service for the Corporation and ending on the date he is no longer employed by the Corporation. Credited Service shall be limited to thirty-five (35) years of service.

         c. The term "CORPORATION" shall mean The Lubrizol Corporation and its affiliates.

         d. The term "FINAL AVERAGE SALARY" shall mean the aggregate amount of Pensionable Salary received by a Participant during the most recent three (3) years of employment divided by thirty-six (36).

         e.      The term "HOME COUNTRY" shall mean the country of origin.

         f.      The term "HOST COUNTRY" shall mean the country of assignment.

         g. The term "NORMAL RETIREMENT DATE" shall mean the first day of the month following the date on which a Participant attains age sixty-five (65).

         h. The term "PARTICIPANT" shall mean an employee designated by the Chief Executive Officer of the Corporation to participate in the Plan and who, (1) is on a permanent transfer to The Lubrizol Corporation or any of its affiliates in a Host Country and who is not credited with his full amount of service as an employee of the Corporation or any of its subsidiaries under the Host Country retirement plan, or who would not otherwise receive full benefits under such plan; or
                 (2) is on temporary transfer and who during the temporary transfer is not covered by employee retirement plans in his Home Country. Appendix A provides a list of the initial Participants as of January 1, 1991.

         i. The term "PENSION EQUIVALENT" shall mean the actuarial equivalent of any retirement benefit determined in the form of a monthly retirement benefit payable to the Participant for his lifetime following his retirement, with the continuance to his Beneficiary of such amount after his death for the remainder, if any, of the 120-month term commencing with the date as of which the first payment of such monthly benefit is made, and with any such remaining unpaid upon the death of the survivor of the Participant and his Beneficiary to be made to the estate of such survivor; provided, however, effective July 1, 1993, the Pension Equivalent of the Participant's benefit under The Lubrizol Corporation Employees' Profit-Sharing Plan shall be determined based on the value of the Participant's account balance as of the valuation date next preceding the date of the Participant's termination of employment.

         j. The term "PENSIONABLE SALARY" shall mean the Participant's base salary or wages, plus quarterly pay, bonuses, unreduced disability benefits to which the Participant is entitled under a long-term disability program maintained by the Corporation, elective contributions made on behalf of the Participant under a cash or deferred arrangement maintained by the Corporation and qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, but excluding commissions and extraordinary compensation of a recurring or non-recurring nature not included in the list above.

         k. The term "PLAN" shall mean The Lubrizol Corporation International Retirement Plan.

         Section 2. NORMAL RETIREMENT BENEFIT. Effective July 1, 1993, the benefit for each Participant who retires from employment with the Corporation on or after his Normal Retirement Date shall be determined as a monthly normal retirement benefit which shall be equal to two percent (2%) of his Final Average Salary multiplied by his Credited Service offset by the following amounts:

         a. Three and one-third percent (3 1/3%) of any United States Social Security benefits multiplied by Credited Service (for a total up to a maximum of 100% of the Social Security benefit); plus

         b. One hundred percent (100%) of the Pension Equivalent of any employer-funded retirement benefit from any other retirement plan or arrangement sponsored by the Corporation or any of its subsidiaries which provides benefits for any years of service counted in Credited Service; plus

         c. One hundred percent (100%) of the Pension Equivalent of any termination indemnity, provident fund or other mandatory benefits which are required or payable by a domestic or foreign government, that relate to any years of service counted in Credited Service; provided, however, that the foregoing offset provision in this paragraph (c) shall not apply to any such termination indemnity, provident fund or other mandatory benefits received prior to January 1, 1991 by a Participant listed in Appendix A; provided, further, effective January 1, 1994, that any offset for U.S. Social Security Benefits shall be limited to 50% of such benefit.

         Section 3. UNITED STATES SOCIAL SECURITY BENEFITS.  For purposes of
Section 2(a) above, a Participant's Social Security benefits shall be the estimate of his primary insurance amount under the provisions of the United States Federal Social Security Act as in effect on the date on which the Participant becomes entitled to any payment of benefits under this Plan based on the assumption that he would receive no earnings from employment in the United States subsequent to his termination of employment with the Corporation or any of its subsidiaries, all as set forth in tables prepared for that purpose by the actuary designated by the Corporation.

         Section 4. EARLY RETIREMENT ELIGIBILITY AND DETERMINATION OF BENEFIT. Each Participant who retires from employment with the Corporation at or after age 55, but prior to his Normal Retirement Date, shall receive a percentage of his normal retirement benefit determined under Section 2, in accordance with the following schedule:


         COMMENCEMENT OF BENEFITS                             PERCENTAGE OF NORMAL
              AT OR AFTER AGE:                               RETIREMENT BENEFIT PAID:
         ------------------------                            ------------------------
                     65                                                        100%
                     64                                                         99%
                     63                                                         97%
                     62                                                         94%
                     61                                                         90%
                     60                                                         85%
                     59                                                         80%
                     58                                                         75%
                     57                                                         70%
                     56                                                         65%
                     55                                                         60%


         If benefits do not begin in the month following the Participant's birthday, the reduction shown above shall be adjusted for the number of months elapsed since his last birthday for the purposes of this Section 4.

         Section 5. STANDARD FORM OF BENEFIT. Effective January 1, 1994, the Participant shall be paid his normal retirement benefit or early retirement benefit, whichever, is applicable, upon his retirement in the form of a monthly retirement benefit payable to such Participant for his lifetime following his retirement, with the continuance to his Beneficiary of such amount after his death for the remainder, if any, of the 120-month term commencing with the date as of which the first payment of such monthly benefit is made, and with any such monthly benefits remaining unpaid upon the death of the survivor of the Participant and his Beneficiary to be made to the estate of such survivor.

         Section 6. OPTIONAL FORMS OF BENEFIT.  Effective January 1,
1994, upon becoming eligible to receive a normal or early retirement benefit in accordance with

Section 2 or 4, the Participant may elect to receive the actuarial equivalent of the standard form of benefit provided in Section 5, in accordance with any one of the following options:

         a. for Participants hired prior to February 1, 1984, a single lump-sum payment;

         b. a reduced monthly retirement benefit payable to a Participant for his lifetime following his retirement, with the continuance of a monthly benefit equal to fifty percent (50%) of such reduced amount after his death to his Beneficiary, provided that such Beneficiary is living at the time of such Participant's retirement and survives him;

         c. a reduced monthly retirement benefit payable to such Participant for his lifetime following his retirement, with the continuance of a monthly benefit equal to one hundred percent (100%) of such reduced amount after his death to his Beneficiary during the lifetime of the Beneficiary, provided such Beneficiary is living at the time of such Participant's retirement and survives him.

Such optional forms of payment described above shall be calculated using the same actuarial factors and interest rates used under The Lubrizol Corporation Pension Plan (or its successor) as in effect on the date the Participant becomes eligible to receive his normal or early retirement benefit.

Notwithstanding the foregoing provisions of the Plan to the contrary, if the present actuarial value of any retirement benefit or survivor benefit under the Plan to any person, determined as described above, is less than $25,000, such benefit shall be paid in a single lump-sum payment to such person.

         Section 7. TERMINATION OF EMPLOYMENT. If a Participant terminates employment after five (5) or more years of service as a Participant in the Plan, but prior to becoming eligible for an early retirement benefit under
Section 4, he shall receive a single lump-sum benefit which shall be the actuarial equivalent of his benefit determined under Section 2 as of the date of his termination of employment; provided, however, that the five (5) year service requirement described above shall not apply to the Participants listed in Appendix A. Such benefit shall be calculated using the same actuarial factors and interest rates used under The Lubrizol Corporation Revised Pension Plan (or its successor) as in effect on the date the Participant terminates employment in accordance with this Section 7.

         Section 8. DISABILITY. In the event that the Participant becomes totally and permanently disabled and is eligible for benefits under the Corporation's United States long-term disability plan, the Participant shall continue to accrue Credited Service during the period which he is receiving long-term disability benefits. The Participant's Pensionable Salary for the period during which he is receiving long-term disability benefits shall be based on his salary (including quarterly pay and annual bonuses) in effect immediately prior to such disability. If the Participant attains age 65 while he is so disabled and his eligibility for and receipt of long-term disability benefits ceases, he will be entitled to his normal retirement benefit as described in Section 2 above, in lieu of any disability benefit.

         Section 9. PRE-RETIREMENT DEATH BENEFIT. If a Participant dies before commencement of his normal or early retirement benefit, his surviving spouse, if any, will be paid a survivor annuity for the spouse's life which will be equal to one of the following amounts:

         a. if the Participant dies on or after age 55, payments to his surviving spouse will be equal to a fifty percent (50%) survivor annuity as described in Section 6.b., above, calculated under Section 2 as if the Participant had retired with a fifty percent (50%) joint and survivor annuity on the day before he died; or

         b. if the Participant dies before age 55, payments to his surviving spouse will be equal to a fifty percent (50%) survivor annuity as described in Section 6.b., above, calculated under Section 2 as if the Participant had separated from service on the day before he died, survived to age 55, retired with a fifty percent (50%) joint and survivor annuity on that date, and died on the day after he reached age 55.

         If the Participant dies before commencement of his normal or early retirement benefit and does not have a surviving spouse, his Beneficiary shall receive the death benefit, if any, under this Agreement in accordance with his benefit election, only, however, if the Participant has retired at the time of his death and is entitled to receive benefits but has not yet started to receive them.

         Section 10. ENTITLEMENT TO BENEFITS. A Participant shall be entitled to benefits under this Plan solely in the forms and at the times of payment provided hereunder.

         Section 11. DESIGNATION OF BENEFICIARY. In the event of a Participant's death, any benefits payable to a Beneficiary pursuant to the provisions hereunder shall be paid in accordance with the Beneficiary designation which the Participant makes on the form provided by the Corporation and files with the Corporation prior to his death. Such Beneficiary designation may be revoked or changed by the Participant at any time prior to his death by filing a new form with the Corporation.

         Section 12. CURRENCY. All benefits payable hereunder shall be calculated and paid in United States currency. The exchange rate in effect on the date that the Participant becomes entitled to the payment of benefits under this Plan shall be used to convert the applicable foreign currency into United States currency for the purpose of calculating such benefit.

         Section 13. FUNDING. The obligation of The Lubrizol Corporation to pay benefits provided hereunder shall be unfunded and unsecured and such benefits shall be paid by The Lubrizol Corporation out of its general funds.
In order to provide a source of payment for its obligations under the Plan, The Lubrizol Corporation may cause a trust fund to be maintained and/or arrange for insurance contracts. Subject to the provisions of the trust agreement governing any such trust fund or the insurance contract, the obligation of The Lubrizol Corporation under the Plan to provide a Participant or a Beneficiary with a benefit shall nonetheless constitute the unsecured promise of The Lubrizol Corporation to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of The Lubrizol Corporation.

         Section 14. PLAN ADMINISTRATOR. The Lubrizol Corporation shall be the plan administrator of the Plan. The plan administrator shall perform all ministerial functions with respect to the Plan. Further, the plan administrator shall have full power and authority to interpret and construe the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan.
Any such determination shall be conclusive and binding on all persons. The plan administrator shall employ such advisors or agents as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

         Section 15. NOT A CONTRACT OF CONTINUING EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement on the part of the Participant to continue his employment with the Corporation, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation to continue the employment or the annual rate of compensation of the Participant for any period, and the Participant shall remain subject to discharge to the same extent as if this Agreement had never been put into effect.

         Section 16. RIGHT OF AMENDMENT AND TERMINATION. The Company reserves the right to amend or terminate the Plan in whole or in part at any time and to suspend operation of the Plan, in whole or in part, at any time, by resolution or written action of its Board of Directors or by action of a committee to which such authority has been delegated by the Board of Directors; provided, however, that no amendment shall result in the forfeiture or reduction of the interest of any Participant or person claiming under or through any one or more of them pursuant to the Plan. Any amendment of the Plan shall be in writing and signed by authorized individuals.

         Section 17. TERMINATION AND DISTRIBUTION OF ACCRUED BENEFITS. The Plan may be terminated at any time by the Corporation, and in that event the amount of the accrued benefits as of the date of such termination shall remain an obligation of the Corporation and shall be payable as if the Plan had not been terminated.

         Section 18. CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

         Section 19. SEVERABILITY. In the event any provision of the Plan is deemed invalid, such provision shall be deemed to be severed from the Plan, and the remainder of the Plan shall continue to be in full force and effect.

         Section 20. GOVERNING LAW. Except as otherwise provided, the provisions of the Plan shall be construed and enforced in accordance with the laws of the State of Ohio.

         Section 21. LIMITED PERIOD SPECIAL RETIREMENT PROGRAM - 1993. Effective July 1, 993, this Section 21 is applicable only to a Participant who elects to retire under the Limited Period Special Retirement Program pursuant to the terms of Section 4.10 of The Lubrizol Corporation Pension Plan (each such Participant hereinafter shall be referred to in this Section 21 as an "Electing Participant"). Except as hereinafter otherwise provided, the normal retirement benefit determined under Section 2 of an Electing Participant for all purposes of this Plan, shall be determined and payable as follows:

                 (a) The monthly normal retirement or early retirement benefit of an Electing Participant shall be equal to two percent (2%) of his Final Average Salary multiplied by the sum of his Credited Service plus three, offset by the amounts specified in Section 2.a., b., and c.

                 (b) In addition to the amount determined in (a) above, a supplemental benefit shall be payable to an Electing Participant who retires before age 62 (or his Beneficiary, if he should die before all of the payments hereunder are completed) equal to monthly installments of $500.00 commencing with the month in which his normal or early retirement occurs and continuing to age 62, offset by any amounts he receives pursuant to Section 4.10(b) of The Lubrizol Corporation Pension Plan.

                 (c) The full amount of the benefits determined pursuant to paragraph (a) above, shall be paid to Electing Participants who are at least age 62 as of the date of retirement; otherwise, benefits hereunder shall be paid in accordance with the chart set forth in Table I-A attached hereto and made part of the Plan, based upon the Participant's age to the nearest month as of the date of retirement.

                 (d) For the benefit determined in paragraph (a) above, the Electing Participant may elect any form of benefit for which he is otherwise eligible to elect pursuant to the terms of this Plan. The benefit determined pursuant to paragraph (b) above, shall be paid in the same form (i.e., commuted lump sum or annual installments) as elected by the Electing Participant for the benefit determined in paragraph (a) above.

                                  APPENDIX A

                           THE LUBRIZOL CORPORATION
                        INTERNATIONAL RETIREMENT PLAN


                  INITIAL PARTICIPANTS AS OF JANUARY 1, 1991
                  ------------------------------------------


                                 J. G. Bulger
                                 J. Dable
                                 D. Elliot
                                 M. Olivier
                                 P. S. Pereira
                                 B. D. Ross
                                 J. A. Thomas


                                                             TABLE I-A

                                      THE LUBRIZOL CORPORATION INTERNATIONAL RETIREMENT PLAN
                                                 EARLY RETIREMENT FACTORS USED FOR
                                         LIMITED PERIOD SPECIAL RETIREMENT PROGRAM - 1993
                                    % OF DEFERRED BENEFIT BASED ON AGE AT DATE OF COMMENCEMENT
                                    ----------------------------------------------------------

                                                       AGE TO NEAREST MONTH
AGE IN        ----------------------------------------------------------------------------------------------------------------------
 YEARS              0       1          2         3       4         5         6         7        8         9         10        11
-------       ----------------------------------------------------------------------------------------------------------------------
 55               75%     75.42%    75.83%    76.25%   76.67%    77.08%    77.50%    77.92%   78.33%    78.75%    79.17%    79.58%

 56               80%     80.42%    80.83%    81.25%   81.67%    82.08%    82.50%    82.92%   83.33%    83.75%    84.17%    84.58%

 57               85%     85.42%    85.83%    86.25%   86.67%    87.08%    87.50%    87.92%   88.33%    88.75%    89.17%    89.58%

 58               90%     90.33%    90.67%    91.00%   91.33%    91.67%    92.00%    92.33%   92.67%    93.00%    93.33%    93.67%

 59               94%     94.25%    94.50%    94.75%   95.00%    95.25%    95.50%    95.75%   96.00%    96.25%    96.50%    96.75%

 60               97%     97.17%    97.33%    97.50%   97.67%    97.83%    98.00%    98.17%   98.33%    98.50%    98.67%    98.83%

 61               99%     99.08%    99.17%    99.25%   99.33%    99.42%    99.50%    99.58%   99.67%    99.75%    99.83%    99.92%

 62              100%